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                                                                   Exhibit 10.2



                          SECOND SUPPLEMENTAL INDENTURE


       THIS SECOND SUPPLEMENTAL INDENTURE (the "SUPPLEMENTAL INDENTURE") is made as of the 25th day of April, 1997, between WOLVERINE TUBE, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), and MELLON BANK, F.S.B., a federal savings bank, as Trustee (the "TRUSTEE").

                                    RECITALS

       WHEREAS, Wolverine Tube, Inc. an Alabama corporation ("WTI-AL") and Society National Bank ("SNB"), as Trustee, entered into that certain Indenture (the "ORIGINAL INDENTURE," with the terms defined therein being used herein as therein defined unless otherwise defined herein), dated as of September 1, 1992, pursuant to which WTI-AL issued its 10-1/8% Senior Subordinated Notes Due 2002 (the "SECURITIES"); and

       WHEREAS, pursuant to that certain First Supplemental Indenture dated as of August 2, 1993, among WTI-AL, the Company (f/k/a Wolverine Holding Company) and SNB (with the Original Indenture, as modified by such First Supplemental Indenture, referred to herein as the "INDENTURE"), the Company assumed all obligations of WTI-AL under the Securities and the Indenture; and

       WHEREAS, the Trustee has heretofore been designated as successor trustee to SNB under the Indenture, in accordance with the provisions of Section 7.09 of the Indenture; and

       WHEREAS, Section 9.02 of the Indenture provides that with the consent of the holders of at least a majority in principal amount of the Securities at the time outstanding (the "REQUISITE CONSENTS"), the Company and the Trustee may amend the Indenture, subject to certain exceptions specified in Section 9.02 of the Indenture; and

       WHEREAS, the Company has obtained the Requisite Consents to amend the Indenture in certain respects (the "PROPOSED AMENDMENTS"); and

       WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company;

       NOW, THEREFORE, the Company hereby covenants and agrees with the Trustee for the equal and proportionate benefit of all Holders of the Securities, as follows:





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                                    ARTICLE 1
                  AMENDMENTS TO CERTAIN PROVISIONS OF INDENTURE

       SECTION 1.01. AMENDMENT OF CERTAIN SECTIONS OF THE INDENTURE. Subject to
Section 3.01 hereof, the Indenture is hereby amended in the following respects:

          (a) The Section headings and text of each of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 5.01 of the Indenture are hereby deleted in their entirety and replaced with the following:

              "[Intentionally Deleted by Amendment]"

          (b) Section 6.01 of the Indenture is hereby amended as follows:

              (i) the text of clause (3) is deleted in its entirety and replaced with the phrase "[Intentionally Deleted by Amendment];"

              (ii) the text of clause (4) is deleted and replaced in its entirety as follows:

                          "the Company fails to comply with Section 4.10 and such failure continues for 30 days after the notice specified below;"

              (iii) the text of clause (5) is deleted and replaced in its entirety as follows:

                          "the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2) or (4) above) and such failure continues for 60 days after the notice specified below;"

              (iv) the text of clause (6) is deleted in its entirety and replaced with the phrase "[Intentionally Deleted by Amendment];" and

              (v) the text of clause (9) is deleted in its entirety and replaced with the phrase "[Intentionally Deleted by Amendment]."




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          (c) Section 1.01 of the Indenture is hereby amended as follows:

              (i) The captions and text of each of the following defined terms are deleted in their entirety: Asset Disposition, Average Life, Capital Stock, Change of Control, Consolidated EBITDA Coverage Ratio, Consolidated Net Income, Consolidated Net Tangible Assets, Consolidated Net Worth, Credit Agreement, Exchangeable Stock, Investment, Net Available Cash, Net Cash Proceeds, Non-Convertible Capital Stock, Permitted Investments, Preferred Stock, Prospectus, Redeemable Stock, Reference Period, Secured Debt, Stated Maturity, Subordinated Obligation, Tangible Property, WHC, Wholly Owned Subsidiary.

          (d) Section 1.02 of the Indenture is hereby amended by deleting the following terms and section references corresponding to such terms: Custodian, Offer, Offer Amount, Offer Period, Purchase Date, Restricted Payment.

                                    ARTICLE 2
                                     WAIVERS

          SECTION 2.01. LIMITED WAIVER OF COMPLIANCE WITH CERTAIN PROVISIONS OF THE INDENTURE. To the extent that any actions taken or to be taken by the Company in effecting, undertaking and consummating the Offer, the Solicitation and the Proposed Financing, as such terms are defined in, and in accordance with the terms set forth in, the Company's Offer to Purchase and Consent Solicitation Statement, dated March 25, 1997 (the "Statement"), would not comply with or be limited by the provisions of the Indenture, compliance with such provisions is hereby waived to the extent so required.

                                    ARTICLE 3
                                SUNDRY PROVISIONS

          SECTION 3.01. EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby; provided, however, that Section 1.01 hereof shall only become operative upon the opening of business on the date the Company deposits with Citibank, N.A., as Depositary for the Offer and the Solicitation, the amount of money sufficient to pay all Securities accepted for purchase pursuant to the Offer.



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          SECTION 3.02. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as
supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

          SECTION 3.03. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

          SECTION 3.04. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

          SECTION 3.05. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

          SECTION 3.06. SEPARABILITY CLAUSE. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 3.07. TERMS DEFINED IN THE INDENTURE. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

          SECTION 3.08. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 3.09. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

          SECTION 3.10. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 3.11. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the



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Company, and the Trustee assumes no responsibility for their correctness.

          SECTION 3.12. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

          SECTION 3.13. GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

          SECTION 3.14. COUNTERPARTS. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date and year first above written.


                                                     WOLVERINE TUBE, INC.



                                                     By: /s/ John M. Quarles
                                                        -----------------------
                                                        John M. Quarles
                                                        Chairman and Interim
                                                        Chief Executive Officer

Attest:


By: /s/ James E. Deason
   --------------------------
   James E. Deason
   Executive Vice President,
   Chief Financial Officer
   and Secretary



                                                     MELLON BANK, F.S.B.,
                                                     AS TRUSTEE


                                                     By:  /s/ Robert Schmidt
                                                          ---------------------
                                                     Title: Vice President
                                                            -------------------

Attest:


By: /s/ Marilyn Bachman
   ---------------------
Title: Trust Officer
      ------------------


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